Exhibit 16.1

August 9, 2006

 Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by MEDecision, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of MEDecision's Registration Statement on Form S-1 to be filed on or about July 26, 2006. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ Goldenberg Rosenthal, LLP
Goldenberg Rosenthal, LLP